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                                                                   EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT:


We consent to the use in this Amendment No. 4 to Registration Statement No. 333-16867 of Outsourcing Solutions Inc. on Form S-4 of our report dated August 9, 1996 (November 26, 1996 as to Note 7) (relating to the financial statements of Account Portfolios, L.P.), appearing in the Prospectus which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 16, 1997